Exhibit 3.1

Authorisation Code : 744659403763 www.verify.gov.ky 01 September 2026 OC-359979 REDUCTION OF SHARE CAPITAL TO WHOM IT MAY CONCERN Minute immediately following the Share Capital Reduction and Reorganization, the authorised share capital of the Company shall be US$20,000,000 divided into 200,000,000,000,000 shares with a nominal or par value of US$0.0000001 each, comprising 192,497,500,000,000 Class A Ordinary Shares, 7,500,000,000,000 Class B Ordinary Shares, and 2,500,000,000 preferred Shares of a par value of US$0.0000001 each. was duly registered on the 21st July 2026 in compliance with all the requirements of the Companies Act (Revised) Lion Group Holding Ltd. I, D. Evadne Ebanks, Senior Assistant Registrar of Companies in and for the Cayman Islands, DO HEREBY CERTIFY THAT the minute set out below dated 13th July 2026 with respect to the reduction of share capital by Solvency Statement dated 10th July 2026 of

Authorisation Code : 744659403763 www.verify.gov.ky 01 September 2026 Given under my hand and Seal at George Town in the Island of Grand Cayman this 21st day of July Two Thousand Twenty-Six Senior Assistant Registrar of Companies Cayman Islands